UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2011

Niska Gas Storage Partners LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-34733 (Commission File Number)	27-1855740 (IRS Employer Identification No.)

1001 Fannin Street, Suite 2500
Houston, Texas 77002
(Address of principal executive office) (Zip Code)

(281) 404-1890
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  Departure of Directors or Certain Officers; Election of Directors; appointment of certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2011, the Board of Directors (the “Board”) of Niska Gas Storage Partners, LLC (the “Company”) approved two compensatory plans for its employees and certain service providers.  The Niska Gas Storage Partners LLC Phantom Unit Performance Plan (the “PUPP”) is attached hereto as Exhibit 10.1, and the summary provided below is qualified in its entirety by reference to the attached PUPP.  A principal purpose of the PUPP is to further align the interests of participants in the PUPP, including the Company’s named executive officers, with the interest of the Company’s unit holders by providing certain employees and directors with a phantom unit award.  A “Phantom Unit” is a notional unit granted under the PUPP that represents the right to receive a cash payment equal to the fair market value of a unit of the Company’s common units (a “Unit”), following the satisfaction of certain time periods and/or certain performance criteria.  A Phantom Unit’s notional value at grant will be equal to the value of a Unit over the prior thirty day weighted average trading price of the Units on the New York Stock Exchange (or other such applicable security exchange on which the Units are then traded).

The PUPP will be primarily administered by the Compensation Committee of the Board (the “Committee”) under the overall direction of the Board.  The Committee will determine all of the terms and conditions of each Phantom Unit award, subject to the terms and conditions required by the PUPP, and will grant Phantom Units to eligible participants at such times as the Committee may determine to be appropriate.  Such terms and conditions will be set forth in an individual Phantom Unit award agreement at the time of each grant of Phantom Units.

Phantom Unit awards under the PUPP will become vested upon the date or dates on which the Committee sets forth in the award agreement, and subject to such performance conditions as the Committee may assign to the particular Phantom Unit award.  Unless the Committee specifies otherwise within the award agreement, Phantom Units will be granted unvested and subject to both time and performance conditions.  The default time period over which the Phantom Unit will vest will be three years from the date of grant, and the performance measure will based upon DCF and TUR metrics compared to such metrics at a select group of peer companies to the Company, except that the Company expects that initial grants of Phantom Units will be grossed up to 167% of the target amount for each recipient and will vest 2/3 after one year and 1/3 after two years (in order that 100% of the target number will vest in one year and 2/3 of the target number initially granted (together with an additional 1/3 of a subsequent grant assuming the PUPP is administered as expected).  “DCF” is defined within the PUPP as distributed cash flow from a trust, partnership or corporation calculated based on the appreciation in the distributed cash flow per Unit or any other applicable publicly traded security during the performance period.  “TUR” is defined within the PUPP as the total unitholder return of a trust, partnership or corporation, calculated based on the appreciation in the price of a Unit or other applicable traded security during the performance period.  The DCF and TUR metrics are calculated based on the Company’s percentile ranking during the applicable performance period compared to a peer group that will be determined by the Committee from time to time.  Provided that the Company has satisfied its minimum quarterly distribution targets for the underlying Units, the Phantom Units will vest in accordance with the following performance criteria:

TUR Percentile

% of Phantom Units Earned at Payout

Max. - 75th percentile	0%	100%	150%	200%
Target - 50th percentile	0%	75%	100%	150%
Threshold - 35th percentile	0%	50%	75%	100%
Below 35th percentile)	0%	0%	0%	0%
	Below 35th percentile	35th percentile	50th percentile	75th percentile

DCF Percentile

The PUPP participants must also generally be providing services to the Company or a Company affiliate in order for their Phantom Unit to become vested.  The Committee will have authority to provide for accelerated vesting provisions in the event of a termination of employment or a change in control.  Generally, in the event of a PUPP participant’s death, disability, retirement, or termination of employment without cause (each term as defined below) unvested Phantom Units will vest on a pro rata basis by taking into account the number of days of actual service provided to the Company or a Company affiliate versus the number of days in the entire vesting period for the award.  Where the Phantom Units are subject to performance criteria, a “target” level of performance will be applied upon any acceleration of vesting, such that a maximum of 100% of the Phantom Units originally granted will become vested.  Where vesting of the Phantom Units are based solely on time, the Phantom Units will also vest on a pro rata basis calculated by the number of days of service provided to the Company or a Company affiliate from the grant date to the vesting date.  Unless otherwise provided in an individual award agreement, if the Company incurs a change in control, whether or not the holder is also terminated, the Phantom Units will also receive accelerated vesting, with any performance-based vesting provisions being accelerated at the “target” performance level.

The PUPP defines a “disability” as a participant’s inability, due to illness, disease, affliction, mental or physical disability or a similar cause, to perform his or her duties for any consecutive twelve month period or for any eighteen month period, or a court’s declaration of the participant’s incompetence. A “retirement” is defined as a normal or early retirement from the Company pursuant to any applicable retirement plan maintained by the Company at the time of the retirement.  A “change in control” generally will be deemed to have occurred upon (1) the acquisition by any person or group, other than the Company or a Company affiliate, of ownership of fifty percent (50%) or more of the outstanding shares of Niska Gas Storage Management LLC (a Delaware limited liability company and the “Manager” of the Company); or (2) a sale or other disposition of all of substantially all of the assets of the Company and its affiliates to any person other than a Company affiliate.  However, the following transactions will not be deemed to result in a change in control of the Company: (1) acquisitions by investors in the Manager for financing purposes; (2) an underwriter temporarily holding equity interests pursuant to a public offering of those interests; (3) any transfer of assets to an entity that is controlled by the Company; or (4) an acquisition by any employee benefit plan maintained by the Company, the Manager or an affiliate of either the Company or the Manager.

The Phantom Units will also be granted with distribution equivalent rights.  During the period the Phantom Unit is outstanding, any distribution that the Company pays to Unit holders generally will also be credited to the Phantom Unit holder in the form of additional Phantom Units.  The number of additional Phantom Units to be credited to a PUPP participant’s account will be determined by dividing the full amount of the distribution the Company would have made to the Phantom Unit holder if the Phantom Units were non-restricted Units, by the fair market value of a Unit on the payment date of any distribution.

In the event that a PUPP participant is subject solely to the United States securities and tax laws rather than Canadian tax or securities laws, the PUPP also contains a schedule of certain provisions that will apply to those participants in lieu of certain provisions within the main body of the PUPP document.

In connection with the approval of the PUPP, the Board also approved certain forms of award agreements for the Phantom Unit awards.  These form award agreements are attached as schedules to the PUPP and address the following scenarios: (1) time and performance-based vesting conditions that are consistent with the terms of the PUPP; (2) time and performance-based vesting conditions that are vested in installments of less than the default three year vesting period within the PUPP; and (3) time-based vesting conditions only.  Each Phantom Unit award agreement that will be subject to performance-based vesting conditions will also contain a list of the applicable peer companies by which the Company will make comparisons of the DCF and TUR performance metrics.

Short Term Incentive Plan

On March 24, 2011, the Board also approved the framework of the short term incentive bonus plan applicable to Company employees for the 2012 fiscal year (which will begin on April 1, 2011) (the “STI”).  The STI will provide annual bonuses based upon the achievement, if any, of Company performance targets, as well as individual performance targets for certain employees, as determined by the Company at the beginning of the 2012 fiscal year.  The Company performance metric is a combination of earnings before taxes, depreciation and amortization amount, or “Adjusted EBITDA Target,” and certain non-financial measures.  The Adjusted EBITDA Target will comprise eighty percent (80%) of the Company performance component, but the Committee may make adjustments to the Adjusted EBITDA Target throughout the year as determined appropriate upon the advice of the management team.  The remaining twenty percent (20%) of the Company STI component will be comprised of the following non-financial measures: (1) 5% based on maintaining the historical total recordable incident rate; (2) 5% based on maintaining lost time incidents (not greater than 10% more than historical average of the first four years of operation); and (3) 10% based on maintaining no missed deliveries outside of declared maintenance periods or force majeure situations.  The Company component of the STI will be determined by the aggregate level of achievement of the Company’s Adjusted EBITDA Target and the non-financial measures for the fiscal year, subject also to the Company’s satisfaction of the quarterly distribution threshold that the Company has set for its Units.  If the Company achieves 75% to 120% of the Company performance measures for the year, the payout of the Company component of the STI will equal 50% to 200%, respectively.

However, if the Company’s Adjusted EBITDA Target is not also achieved at the minimum threshold for the year, no portion of the STI award will be paid out for the year, despite the level of achievement that the individual may have reached with respect to his or her individual component targets.

Employment Agreement

On March 29, 2011, the Company entered into an employment agreement with David Pope to be effective on April 1, 2011 (the “Employment Agreement”). The Employment Agreement is attached hereto as Exhibit 10.2, and the summary provided below is qualified in its entirety by reference to the attached Employment Agreement.  The Employment Agreement supersedes a previous employment agreement by and between Mr. Pope and Niska Gas Storage, as well as any amendments to the previous employment agreement.  Mr. Pope will serve as the President and Chief Executive Officer of Niska Partners Management ULC (“Niska Management”) and all subsidiaries, including the Company, as determined by the board of directors of Niska Management.  For purposes of the remainder of this Form 8-K, Niska Management, the Company and all subsidiaries of Niska Management and the Company will be referred to as the “Company.”

The term of the Employment Agreement will be for an indefinite period of time, and may be terminated at the discretion of Mr. Pope or the Company, with or without cause.

Mr. Pope’s compensation pursuant to the Employment Agreement will include an annual base salary of not less than $550,000 CDN, payable in semi-monthly installments.  Mr. Pope will be entitled to participate in the PUPP and receive Phantom Unit awards. The Employment Agreement provides Mr. Pope with an annual allowance of $24,000 per year for expenses related to home computers, annual social club memberships and other personal expenses, a $6,000 annual supplemental health care allowance, a $2,000 CDN per month automobile allowance and four weeks of vacation per year.  Mr. Pope will remain eligible to participate in the Company’s RRSP Plan/Non-Registered Employee Savings Plan, a company-sponsored retirement plan, where he will receive an employer contribution on his behalf equal to eight percent (8%) of his annual base salary, as well as an employer matching contribution that will be capped at five percent (5%) of his annual base salary.

The Employment Agreement provides that the Company will become the owner and beneficiary of a life insurance policy on the life of Mr. Pope.  This policy is intended to provide Mr. Pope with a retirement benefit following his attainment of the age of 65 of approximately $250,000 US per year for a ten year period.  The Company will also become responsible for paying all costs related to a critical illness policy that was established by a previous employer of Mr. Pope.

Upon Mr. Pope’s termination from the Company for “just cause”, Mr. Pope’s resignation, retirement, death or disability, Mr. Pope will not receive any further compensation or benefits pursuant to the Employment Agreement.  In the event the Company terminates Mr. Pope without just cause, or Mr. Pope resigns with “good reason”, Mr. Pope will receive a severance payment equal to $900,000 CDN less any statutory withholding obligations.

The Employment Agreement contains standard restrictive covenants.  Mr. Pope’s non-competition restrictions will extend for a twelve month period following Mr. Pope’s termination of employment, and his solicitation provision will cover a six month period following his termination of employment.

ITEM 9.01             Financial Statements and Exhibits.

(d) Exhibits

10.1	Niska Gas Storage Partners LLC Phantom Unit Performance Plan (with the form of award agreements attached as Schedules to the plan document)
10.2	Executive Employment Agreement of David Pope

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NISKA GAS STORAGE PARTNERS LLC

Dated: March 30, 2011	By:	/s/ Jason A. Dubchak
		Name:	Jason A. Dubchak
		Title:	Vice President, General Counsel &
Corporate Secretary

EXHIBIT INDEX

10.1	Niska Gas Storage Partners LLC Phantom Unit Performance Plan (with the form of award agreements attached as Schedules to the plan document)
10.2	Executive Employment Agreement of David Pope